Exhibit 99.1

November 19, 2015

Federal Home Loan Bank of San Francisco Announces 2015 Director Election Results

SAN FRANCISCO - November 19, 2015 -The Federal Home Loan Bank of San Francisco announced today the results of its 2015 director elections.

The Bank’s members re-elected Kevin Murray to a nonmember independent director position. Mr. Murray is President and Chief Executive Officer of the Weingart Center Association, Los Angeles, California, and Managing Partner of The Murray Group, Los Angeles, California.

The Bank’s California members also re-elected Craig G. Blunden as a California member director. Mr. Blunden is Chairman and Chief Executive Officer of Provident Savings Bank, FSB, Riverside, California.

The positions to be held by Mr. Murray and Mr. Blunden each have a four-year term beginning January 1, 2016, and ending December 31, 2019.

Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgage loans to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community programs that help members create affordable housing and promote community economic development. The Bank’s members are headquartered in Arizona, California, and Nevada and include commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions.

Contact:
Mary Long, (415) 616-2556
longm@fhlbsf.com